United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2008

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

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Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

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Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2008, Madison Gas and Electric Company (MGE) issued $40 million in principal amount of its 5.59% Senior Notes due September 11, 2018. The Notes were issued pursuant to a Note Purchase Agreement dated September 11, 2008 (Note Purchase Agreement) among MGE and the purchasers named therein. See Item 2.03 below for a description of the Notes and the related Note Purchase Agreement.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 11, 2008, MGE issued $40 million of its 5.59% Senior Notes due September 11, 2008. The Notes were issued pursuant to the Note Purchase Agreement. The Notes are unsecured and are not issued under, or governed by, MGE's Indenture dated as of September 1, 1998, which governs MGE's Medium-Term Notes. MGE will use the net proceeds from the sale of the Notes to repay $30 million of its 6.02% Medium-Term Notes that mature on September 15, 2008, and to repay $10 million of its existing short-term indebtedness consisting of commercial paper.

The Notes carry an interest rate of 5.59% per annum, which is payable semiannually on March 11 and September 11 of each year, commencing on March 11, 2009. The Notes are redeemable at any time at MGE's option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date and a make-whole premium (not less than zero) equal to the excess, if any, of the discounted present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed over the principal amount of the Notes to be redeemed. Following a change in control event, MGE must offer to prepay the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued interest to the date of prepayment, but without any make-whole premium. The prepayment offer expires if not accepted by a holder of Notes within a defined period. A change in control event is defined as the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy, Inc., by one person or two or more persons acting in concert. MGE Energy, Inc., is the parent company of MGE.

Events of default under the Note Purchase Agreement include failures to pay principal, make-whole premium, or interest on the Notes; defaults in the performance of various covenants; cross-defaults to specified other indebtedness; failure to pay specified judgments; and certain bankruptcy-related events; subject to any applicable cure periods. The Note Purchase Agreement requires MGE to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with generally accepted accounting principles, except that amounts included within MGE's indebtedness and capitalization from "variable interest entities" as a result of the application of FASB Interpretation No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as modified, are excluded. The Note Purchase Agreement also restricts MGE from issuing "Priority Debt" in an amount exceeding 20% of its consolidated assets. Priority Debt is defined as any indebtedness of MGE secured by liens other than specified liens permitted by the Note Purchase Agreement and certain unsecured indebtedness of certain subsidiaries.

A copy of the Note Purchase Agreement, which includes the form of the Notes, is filed as Exhibit 4.1 to this report. Reference is made to the Note Purchase Agreement for the definitive provisions governing the Notes.

* * * * *

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by MGE include those factors discussed herein, as well as the items discussed in MGE's 2007 Annual Report on Form 10-K – ITEM 1A. Risk Factors, and other factors discussed in filings made by MGE with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. MGE does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: Not applicable.

(b)

Pro forma financial information: Not applicable.

(c)

Shell company transactions: Not applicable.

(d)

Exhibit(s):

Exhibit No.	Description
4.1	Note Purchase Agreement dated September 11, 2008, among MGE and the purchasers named therein, including form of 5.59% Senior Notes due September 11, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Gas and Electric Company

(Registrant)

/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President and Treasurer Date: September 15, 2008

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated September 11, 2008

Exhibit No.	Description
4.1	Note Purchase Agreement dated September 11, 2008, among MGE and the purchasers named therein, including form of 5.59% Senior Notes due September 11, 2018.

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